                               CONTRACT SCHEDULE

           OWNER: [John Doe]                        SEX: [M]         AGE AT ISSUE: [50]

           JOINT OWNER: [Jane Doe]                  SEX: [F]         AGE AT ISSUE: [50]

           ANNUITANT: [John Doe]                    SEX: [M]         AGE AT ISSUE: [50]

           CONTRACT NUMBER: [12345678]              ISSUE DATE: [February 15, 2001]

           PLAN TYPE: [Non-Qualified] MATURITY DATE: [February 15, 2046]

           PRODUCT CLASS: [Preference Premier C Class, B Class, B Plus Class, L Class, R Class]

           PURCHASE PAYMENT: [$ 100,000.00]

           [MAXIMUM DISABILITY WAIVER ATTAINED AGE: 65

           MAXIMUM TERMINAL ILLNESS RIDER ISSUE AGE: 85

           MAXIMUM NURSING HOME OR HOME HOSPITAL CONFINMENT RIDER ISSUE AGE: 85]

PURCHASE PAYMENTS:          [No payment can be made after the Owner, oldest Joint Owner
                            (or the Annuitant if non-natural owner) reaches age [91]. We reserve the right to reject any Purchase Payment.]
                            [If [the Guaranteed Minimum Income Benefit Rider - Living
                            Benefit (GMIB Rider) AND/OR the Guaranteed Minimum Death
                            Benefit (GMDB) Rider] (the "Rider(s)"), are in force on your
                            Contract, we may reject subsequent Purchase Payments by
                            sending advance written notice to you if any of the following changes occur regarding the same Rider(s) available for new contract purchases:

                            .  A change in the GMIB Rider Charge and/or GMDB
                               Rider Charge

                            .  A change in the Dollar-for-Dollar Withdrawal
                               Percentage

                            .  A change in the Annual Increase Accumulation Rate

                            .  A change in the Basis of GMIB Annuity Table (GMIB
                               Rider only)

                            . The Rider(s) is no longer offered by us to new or existing owners.]

   MINIMUM SUBSEQUENT         [$500.00.] However, for IRAs, and Roth IRAs, in order to
   PURCHASE PAYMENT:          avoid cancellation of the Contract, we will accept a Purchase
                              Payment of at least $50 once in every 24 month period. We
                              will also accept subsequent Purchase Payments as required
                              under applicable law and federal tax law.

   MAXIMUM TOTAL
   PURCHASE PAYMENTS:       [$1,000,000.00]

[PURCHASE PAYMENT CREDITS:  [6%] of each Purchase Payment for cumulative Purchase
                            Payments received during the first Contract Year.]

MINIMUM ACCOUNT
BALANCE REQUIRED:           [$2,000.00]

BENEFICIARY:                As designated by you as of the Issue Date unless changed in accordance with the Contract provisions.

PRODUCT CHARGES:            We assess certain daily charges on an annual basis to the
   [SEPARATE ACCOUNT:       percentages set out below of the average daily net asset value of each Investment Division of the Separate Account:

                            Separate Account Charges: [1.25%]

PPS-6 (9/10)

                      Additional Separate Account Charge on Investment Divisions:
                                [XYZ Funds]           [0.25%]

                      We reserve the right to impose additional Separate Account
                      Charges on Investment Divisions that we may add to the Contract at any future date. The addition for any Investment
                      Division will not be greater than [0.25%] basis points.

                      [Death Benefit Rider Charge: [0.20%]]

                      [Additional Death Benefit Rider Charge: [0.25%]]

ANNUAL CONTRACT FEE:  The Annual Contract Fee is [$30.00] each Contract Year. If a total withdrawal is made during the Accumulation Period, the full Annual Contract Fee will be deducted at the time of the total withdrawal. If your Account Balance on the last day of the
                      Contract Year is at least [$50,000.00] , then no Annual Contract
                      Administrative Fee is deducted. On the Annuity Calculation
                      Date a pro-rata portion of the Annual Contract Fee for the applicable portion of the Contract Year will be deducted from the Account Balance as described above. On the Annuity
                      Calculation Date, if your Account Balance is at least
                      [$50,000.00], then no Annual contract Fee is deducted. During the Income Period, we reserve the right to deduct the Annual
                      Contract Fee of [$30.00] each Contract Year, pro-rata from each
                      Income Payment.

SEPARATE ACCOUNT:  [METROPOLITAN LIFE SEPARATE ACCOUNT E]

TRANSFER REQUIREMENTS:

NUMBER PERMITTED: We reserve the right to limit the number of transfers per Contract Year up to a maximum of [12] (excluding transfers resulting from our automated strategies).

There may be further limitations on transfers from the Fixed Account to the Investment Divisions and transfers from the Investment Divisions to the Fixed Account as set forth in the Fixed Account Rider. If the GMIB Rider or GMDB Rider is attached to the Contract and in force you may only make transfers between the GMIB Investment Divisions or GMDB Investment Divisions.

TRANSFER FEE: In the event that [12] transfers are made in a Contract Year (excluding those related to our automated strategies), we reserve the right to deduct a Transfer Fee of up to [$25.00] for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Investment Division or the Fixed Account from which the transfer is made. However, if the entire interest in the account option is being transferred, the Transfer Fee will be deducted from the amount that is transferred.

MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from an Investment Division (excluding transfers resulting from our automated strategies) is [$500.00] or your entire interest in the Investment Division, if less.

TRANSFER AND ALLOCATION LIMITS: [If the GMIB Rider or GMDB Rider (the "Rider(s)") is attached to the Contract and the GMIB Rider or GMDB Rider is terminated under the Termination of Rider provision and is no longer in force, no transfers or allocations may be made to the GMIB Rider Investment Divisions or GMDB Rider Investment Divisions, as applicable. However, if both the GMIB Rider and the GMDB Rider are attached to the Contract, and are both terminated under the Termination of Rider provision, effective on the date both Riders are no longer in force, no transfers or allocations may be made to the GMIB Rider Investment Divisions or GMDB Rider Investment Divisions. You will have access to the other Investment Divisions currently available.]

WITHDRAWALS: [A Withdrawal Charge is assessed against Purchase Payments withdrawn. The Withdrawal Charge is calculated at the time of each withdrawal. Each Purchase Payment is tracked from the date of its receipt. Amounts will be withdrawn from your Contract in the following order:

       1. Earnings in the Contract (Earnings are equal to your Account Balance less Purchase Payments not previously withdrawn); then

       2. The Free Withdrawal Amount described below, if any; and then

       3. Purchase Payments not previously withdrawn, in the order such Purchase Payments were made: the oldest Purchase Payment first, the next Purchase Payment second, etc. until all Purchase Payments have been withdrawn (First-in-First-out (FIFO) basis).

PPS-6 (9/10)

   Withdrawal Charges are determined in accordance with the following schedule:

                              WITHDRAWAL CHARGES

                   NUMBER OF COMPLETE YEARS
                   FROM RECEIPT OF PURCHASE PAYMENT  % CHARGE
                   --------------------------------  --------
                   [0                                8
                   1                                 8
                   2                                 7
                   3                                 6
                   4                                 5
                   5                                 4
                   6                                 3
                   7                                 2
                   8                                 1
                   9 and thereafter                  0]

[No withdrawal charge will be deducted in the event of:
1. Maturity of the Contract; or

2. Payment of the Death Benefit; or

3. Application of your Adjusted Account Balance to an Annuity Option; or

4. Any waiver included subject to the issuance of a Rider.

5. If the withdrawal is required for you to avoid Federal Income Tax penalties or to satisfy Federal Income Tax rules concerning minimum distribution requirements that apply to this annuity. For purposes of this exception, we assume that this annuity is the only contract or funding vehicle from which distributions are required to be taken and we will ignore all other account balances. This exception does not apply to non-qualified or Roth IRA annuities.

6. If you properly "re-characterize" as permitted under Federal Tax Law your MetLife traditional IRA deferred annuity or MetLife Roth IRA deferred annuity.

7. If you transfer your Account Balance to another MetLife annuity and we agree in writing that none will apply].

[FREE WITHDRAWAL AMOUNT: Each Contract Year after the first, you can make a withdrawal of a portion of your Account Balance free from any Withdrawal Charge. The Free Withdrawal Amount each Contract Year is equal to[10%] of total Purchase Payments, less the total Free Withdrawal Amount previously withdrawn in the same Contract Year. This amount is non-cumulative.

A Withdrawal Charge will not be assessed against Earnings withdrawn from your Contract. The Earnings are equal to the Account Balance minus the Purchase Payments not previously withdrawn from your Contract.

A Withdrawal Charge will not be assessed against any withdrawal in the first Contract year that is part of a monthly systematic withdrawal program in which the monthly withdrawal amount does not exceed 1/12 of [10%] of total Purchase Payments.]

MINIMUM PARTIAL WITHDRAWAL: [$500.00]

MINIMUM WITHDRAWAL VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL: [ $2,000.00]

ANNUITY OPTION INFORMATION:

    1. [The Annuity Date will be no later than the Maturity Date, or to a later date if we agree. The Maturity Date is the later of the first Contract Anniversary after the Annuitant's 90th birthday or 10 Years from the Issue Date.

    2. The Annuity Date must not be less than 30 days from the Issue Date.

    3. For Variable Income Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 4.00%.

    4. For Fixed Income Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback with interest at [3%.]]

FIXED ACCOUNT: [The Fixed Account is not available with this contract.]

[INITIAL EDCA PERIOD: 12 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [4.00%]

PPS-6 (9/10)

INITIAL EDCA PERIOD: 6 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [9.00%]]

ADMINISTRATIVE OFFICE:
[MetLife
PO Box 10342
Des Moines, IA 50306-0342]

PPS-6 (9/10)

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:
[Fixed Account Rider for Variable Annuity (won't print, but will be filed as option)
Enhanced Dollar Cost Averaging Rider
Death Benefit Rider (Greater of Return of Purchase Payments/5/th/ Step-up) Death Benefit Rider (Return of Purchase Payments)
Death Benefit Rider (Greater of Annual Step-up or 5% Annual Increase)
Death Benefit Rider (Annual Step-up)
Guaranteed Minimum Income Benefit Rider -Living Benefit
Guaranteed Minimum Death Benefit (GMDB) Rider
Guaranteed Withdrawal Benefit Rider
Lifetime Guaranteed Withdrawal Benefit Rider
Guaranteed Minimum Accumulation Benefit Rider
Guaranteed Minimum Income Benefit Rider
Additional Death Benefit Rider (Earnings Preservation Benefit)
Waiver of Withdrawal Charge for Nursing Home or Hospital Confinement Rider Waiver of Withdrawal Charge for Terminal Illness Rider
Waiver of Withdrawal Charge for Disability Rider
Individual Retirement Annuity Endorsement
Roth Individual Retirement Annuity Endorsement
Tax Sheltered Annuity Endorsement
Unisex Annuity Rates Endorsement
Qualified Distribution Program Endorsement
Spousal Continuation Endorsement
Non-Qualified Annuity Endorsement]

PPS-6 (9/10)